EXHIBIT 31(b)

Rule 13a-14(a)/15d-14(a) Certifications

CERTIFICATIONS

I, Joseph G. NeCastro, certify that:

1.	I have reviewed this report on Form 10-K/A of The E.W. Scripps Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	December 29, 2003	BY:	/s/ Joseph G. NeCastro

Joseph G. NeCastro Senior Vice President and Chief Financial Officer

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